Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 2004 in the registration statement on Form SB-2 of FC Financial Services, Inc. submitted to the Securities and Exchange Commission on March 9, 2004.

/s/ Chavez & Koch, CPA's
Chavez & Koch, CPA's

March 9, 2004
Henderson, Nevada